EXHIBIT 10(a)








                                AGREEMENT OF SALE


                                     BETWEEN


                         DEWEY ELECTRONICS CORPORATION,
                                   AS "SELLER"


                                      -AND-


                 K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.,
                                   AS "BUYER"


                             FOR PREMISES LOCATED IN

                         OAKLAND BOROUGH, BERGEN COUNTY
                                   NEW JERSEY


                                    - DATED -


                                DECEMBER 29, 2004

                               TABLE OF CONTENTS
                                                                            PAGE

1.  PREMISES/PHASED PURCHASE...................................................1

2.  PURCHASE PRICE/CLOSING.....................................................1

3.  INVESTIGATION PERIOD.......................................................6

4.  DEPOSIT/ADDITIONAL DEPOSITS/OPTION PAYMENTS................................7

5.  GOVERNMENTAL APPROVALS CONTINGENCY.........................................9

6.  TITLE AND SURVEY INVESTIGATION............................................12

7.  ENVIRONMENTAL MATTERS.....................................................13

8.  EMINENT DOMAIN............................................................15

9.  DEFAULTS..................................................................15

10. REAL ESTATE COMMISSION....................................................16

11. NEW JERSEY LAW............................................................16

12. POSSESSION ON CLOSING/RISK OF LOSS........................................16

13. TAXES, ADJUSTMENTS AND INCIDENTAL COSTS...................................16

14. NOTICES...................................................................17

15. CAPTIONS/HEADINGS.........................................................18

16. DRAFTING OF AGREEMENT.....................................................18

17. INITIALING BY PARTIES.....................................................19

18. ENTIRE AGREEMENT/COUNTERPARTS/SURVIVAL....................................19

19. EXECUTION OF DOCUMENTS....................................................19

20. RECORDING.................................................................19

21. BUYER'S REPRESENTATIONS...................................................19

22. SELLER'S REPRESENTATIONS..................................................20

23. LICENSE TO ERECT SIGNS/TRAILERS...........................................21

24. DOCUMENTS TO BE DELIVERED AT CLOSING......................................21

25. ASSIGNMENT OF CONTRACT....................................................22

26. OTHER MATTERS.............................................................22


[EXHIBITS OMITTED]

                                AGREEMENT OF SALE

      THIS AGREEMENT made on December 29, 2004, (the "Agreement") between Dewey Electronics Corporation, a corporation of the State of New York, with offices located at 27 Muller Road, Oakland, New Jersey 07436 ("Seller") and K. Hovnanian North Jersey Acquisitions, L.L.C., a limited liability company of the State of Delaware, with offices located at 110 Fieldcrest Avenue, CN 7825, Edison, New Jersey 08818-7825 ("Buyer").

      WHEREAS, Seller is the fee simple owner of Block 2.18, Lot 1201 in Oakland Borough, Bergen County, New Jersey, described in Exhibit A attached hereto and made a part hereof and has full authority to enter into this Agreement; and

      WHEREAS, Seller wishes to convey its ownership interest in a portion of Block 1201, Lot 2.18, consisting of approximately sixty-eight (68) acres, (the "Premises") and generally consisting of Tract III as shown on the location survey prepared by Andrew Marshall, Jr., dated 9/12/97, last revised on 9/17/97 attached hereto and made a part hereof as Exhibit A pursuant to the terms and conditions of this Agreement; and

      WHEREAS, Buyer wishes to purchase the Premises pursuant to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Buyer and Seller agree as follows:

                           1. PREMISES/PHASED PURCHASE

      A. Seller agrees to convey to Buyer and Buyer agrees to purchase the Premises upon and subject to the terms and conditions of this Agreement. The Premises shall be conveyed free from all liens and encumbrances, except as this Agreement may otherwise provide, by Bargain and Sale Deeds with Covenant as to Grantor's Acts, on the dates hereinafter fixed for the closings of title (separately, a "Closing" and collectively, the "Closings"). The deeds shall contain either: (1) a metes and bounds description in accordance with a survey prepared in accordance with Paragraph 6, below; and/or (2) a reference to lots on a plat that has been or will be filed simultaneously with Closing with the Clerk of Bergen County, and/or (3) reference to units in a recorded Master Deed creating a condominium for the Phase then subject to Closing.

      B. The purchase of the Premises shall occur in two (2) phases (hereinafter referred to in this Agreement as Phase I and Phase II.) While it is Buyer's intention to purchase all Phases, Buyer's purchase of Phase I does not in any way obligate it to purchase Phase II. A conceptual site plan is attached hereto as Exhibit F.

                            2. PURCHASE PRICE/CLOSING

      A. The Purchase Price for the Premises shall be Eighteen Million One Hundred Eighty Five Thousand Four Hundred Forty Two ($18,185,442) Dollars subject to adjustment as set forth in this Agreement (the "Purchase Price") based upon one hundred seventy four (174) market rate residential units consisting of seventy eight (78) market rate townhomes ("Townhomes") at One Hundred Eleven Thousand Seventy Nine Dollars ($111,079) per home in Phase I and
















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ninety-six  (96) active  adult  multi-family  garden type homes  ("Active  Adult
Homes") at Ninety Nine Thousand One Hundred Eighty ($99,180) Dollars per home in Phase II.

      B. The Purchase Price shall be paid at each Phase Closing by wire transfer or bank teller's check at Buyer's option, as follows:

      (1) PHASE I PURCHASE PRICE. Phase I shall consist of Seventy Eight (78) Townhomes. The Phase I Purchase Price shall be calculated by multiplying the number of market rate townhomes in Phase I by One Hundred Eleven Thousand Seventy Nine ($111,079) Dollars but in no event shall be less than Six Million ($6,000,000) Dollars ("Phase I Minimum Purchase Price"). The Phase I Closing shall take place within thirty (30) days after receipt of All Approvals (as defined in Paragraph 5, below).

      (2) PHASE II PURCHASE PRICE. Phase II shall consist of Ninety Six Active Adult Homes. The Phase II Purchase Price shall be calculated by multiplying the number of market Active Adult Homes in Phase II by Ninety Nine Thousand One Hundred Eighty Dollars ($99,180) but in no event shall the cumulative Phase I and Phase II Purchase Price be less than Twelve Million ($12,000,000) Dollars (the "Phase I and Phase II Minimum Purchase Price"). A credit in the amount by which the Phase I Minimum Purchase Price paid by Buyer exceeded the purchase price which would have been due on a per home basis for Phase I shall be credited at the Phase II Closing. However, in no event shall the credit reduce the cumulative purchase price paid by Buyer for Phases I and II to less than the Phase I and Phase II Minimum Purchase Price. By way illustration only, if there are forty townhomes in Phase I, the Phase I Purchase Price would be $6,000,000 and not the per home purchase price of $ 4,443,160. The Minimum Purchase Price is $1,556,840 more than the per home price. If there were 77active adult homes in Phase II, the Phase II Purchase Price would be $6,080,020 ($7,636,860 - $1,556,840). The Phase I and Phase II Purchase Price would be $12,080,020. The Phase II Purchase Price shall be increased by an escalator as hereafter defined. The Phase II Closing shall take place not more than twenty four (24) months after the Phase I Closing.

      (4) ESCALATOR. The "Escalator" shall be six (6%) percent PER ANNUM simple interest prorated monthly commencing to run on the date of the Phase I Closing until the date of the next Phase Closing.

      (5) DEPOSIT. The Deposit shall be released to Seller by Escrow Agent as follows:

      (a)   Fifty   Thousand   ($50,000)   Dollars  at  the  expiration  of  the
            Investigation   Period,   provided  Buyer  has  not  terminated  the
            Agreement as set forth in Paragraph 3 (the Investigation Period) ;

      (b) One Hundred Thousand ($100,000) Dollars on the six month anniversary of the Agreement; and

      (c) Fifty Thousand Dollars upon the rezoning of the Property for Buyer's intended residential use.

      (6) PURCHASE PRICE ADJUSTMENT. Subject to Buyer's right to terminate pursuant to Paragraph 2(B)(7) below, in the event that Buyer obtains All Approvals for more/less than One Hundred and Thirty (130) Homes the Purchase Price shall be increased/decreased by the applicable per home price, but in no event shall be less than the applicable Minimum Purchase Price. If Buyer closes












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title without All Approvals based on the Minimum Purchase Price and subsequently obtains All Approvals, the Purchase Price shall be increased by the applicable per home price. This provision survives closing of title.

      (7) A. In the event that All Approvals are received for fewer than one hundred thirty (130) Homes Buyer may either: (1) terminate this Agreement, in which event this Agreement shall become null and void and neither party shall have any further obligation to the other, except for those obligations which expressly survive the termination of this Agreement, or (2) proceed to the Phased Closings and pay an adjusted Purchase Price based on the number of Homes for which All Approvals are obtained, but in no event less than the Minimum Purchase Price applicable to that Phase..

      B.    Reserved

      C. No consideration shall be paid for lots on which Mt. Laurel Homes shall be constructed. The Purchase Price is based upon the parties' mutual understanding that no Mt. Laurel Homes (defined in this Paragraph, below) are required to be constructed on the Premises and that Buyer is able to obtain certificates of occupancy for all Market Homes (defined in this Paragraph, below) on the Premises without any requirements to construct Mt. Laurel Homes. "Market Home" is defined as any home for which there is no restrictions or limitations on the sales or rental prices. In the event that the municipality requires the payment of affordable housing fees, these fees shall be deemed Construction Costs for the purposes of calculating Profit Sharing under Paragraph 2 J. An affordable housing fee is defined as a payment of any kind required in lieu of restrictions or limitations on the sales or rental prices, which restrictions or payments are imposed by any governmental entity or court or pursuant to any court order or governmental implementation of any court order or settlement to satisfy in whole or in part the municipality's obligations under the _Mt. Laurel II decision of the New Jersey Supreme Court or the Fair Housing Act or under any Council on Affordable Housing certified plan.

      D. In the event that Buyer elects not to purchase Phase II, Buyer shall pay Seller a termination fee in the amount of One Hundred Twenty Five thousand ($125,000) Dollars.

      E. Buyer shall have the right to pay the Purchase Price and Close title to any Phase, before the outside dates set forth above, without penalty, upon ten (10) days written notice to Seller. However, acceleration of the Closing date for any Phase shall not accelerate the Closing date for any subsequent Phase. Rather, the remaining Phase shall not be accelerated a similar number of months, but shall take place in accordance with the schedule set forth above. For example, if Buyer accelerates the Phase I Closing, the Phase II Closing shall nonetheless take place twenty four (24) months after the required Phase I Closing Date,

      F.    Reserved.

      G. Buyer shall have the right to commence site development of the Premises prior to the Phase I Closing with Seller's consent which shall not be unreasonably withheld or delayed, provided that prior to commencing any such site activities, Buyer shall have posted any necessary performance guarantees required by under this Agreement and named the Seller as an additional obligee. Such site development shall be limited to environmental remediation, soil balancing, and installation of sewer, water, drainage, utilities and roads. All such site development shall conform with All Approvals and with applicable construction codes and shall be at Buyer's sole cost and expense. In no event shall Buyer perform any activities for which a building permit is required until such time as Buyer has closed title to the relevant Phases of the Premises. In the event that Buyer fails to close title to any Phases of the Premises, all








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such improvements and site development shall be for the benefit of Seller. Buyer and Seller shall grant to each other the necessary cross-easements at the Phase I Closing.

      H. No consideration shall be paid for the transfer of Lots and/or lands on which Buyer, in accordance with All Approvals, does not construct homes (referred to as "Non-Home Lands"). Non-Home Lands are used for open space, stormwater detention/retention basins or culverts, buffers, wetlands and similar use. If Buyer must construct such improvements on the Phase II Property in connection with the Phase I development, Buyer shall bond said improvements and name Seller as an obligee on these bonds. Seller shall not have any obligation to construct improvements on lands not bought by Buyer but required by an Approval in connection with a Phase that Buyer has bought. At each Phase Closing, Buyer and Seller shall grant to each other easements and/or cross-easements necessary for access and for the proper functioning of utility and drainage systems and for roadway access, and as otherwise necessary to facilitate construction as contemplated by All Approvals for the Phase being Closed.

      I. If Buyer is unable to obtain All Approvals in such a manner that the Phases of the Premises are subdivided from each other Seller shall convey title to the entire Premises to Buyer. Buyer shall pay to Seller the Phase I Purchase Price by wire transfer or, bank teller's check at Buyer's option, with the balance of the Purchase Price for Phase II being secured by the Mortgage Documents. Buyer shall deliver to Seller a Note (in the general form attached hereto as Exhibit B) and a non-recourse Mortgage (in the general form attached hereto as Exhibit C) for the Premises. The Note and Mortgage are referred to collectively as the Mortgage Documents. Seller shall deliver to Eastern Title Agency a Release of Part of Mortgaged Premises (in the form attached hereto as Exhibit D) for those Homes which are included in Phase I and are paid for by the Buyer at the Phase I Closing (the "Release"); The Release shall be held in escrow by Eastern Title Agency until the Master Deed creating the condominium regime for Phase I of the Premises has been recorded with the County Clerk's Office or a final subdivision plat has been filed in the County Clerk's Office. Immediately thereafter, Eastern Title Agency shall deliver the Release to Buyer; and the releases of the subsequent Phase shall take place in accordance with the terms of the Mortgage Documents. In the alternative, at Buyer's request, Seller shall at each Phase Closing convey title to the condominium units located within that Phase together with an undivided percentage interest in the common elements for the Condominium. The Master Deed shall give Developer the right to construct the improvements on the Premises required to serve the units being conveyed in that Phase, shall not obligate Seller to make any improvements and shall not require the construction of any future condominium units beyond those contained in the Phase being conveyed. In addition, Seller shall have the right to review and approve the Master Deed, which review and approval shall not be unreasonably withheld or delayed and shall sign same for the purpose of establishing its consent to the filing of the Master Deed.

      This Subparagraph shall survive the Closing of Title. Buyer shall also deliver to Seller any Bond naming Seller as an Obligee to secure the performance of any on and off-site improvements and requirements in the Master Deed.

      Seller shall not be obligated to sign any document which would have the effect of Seller owning land which is subject to a condominium regime if Buyer elects not to acquire the subsequent phase except if the condominium regime may be abandoned at the time that Buyer elects not to acquire the subsequent Phase.

      J.    PROFIT SHARING

      (1) As additional consideration for the transfer and sale of the Premises, the Purchase price Shall be increased by a portion of the Profits, if any (and not in any losses) earned by Buyer in the build-out of the community







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(i.e.,  construction and  installation of required on and off-site  improvements and sale of completed homes and all other assets to third-party purchasers and all steps necessary to commence and complete the contemplated development). Such profit sharing, hereinafter referred to as "Profit Participation" shall be as follows:

     (a) Ten (10%) percent of the Profits in excess of a ten (10%) percent Profit Threshold to Buyer on the build-out and sale of the development.

     (b) Twenty (20%) percent of the Profits in excess of a twelve (12%) percent Profit Threshold to Buyer on the build-out and sale of the development.

     (c) Thirty (30%) percent of the Profits in excess of a fourteen (14%) percent Profit Threshold to Buyer on the build-out and sale of the development.

     (d)    Forty  (40%)  percent of the  Profits  in excess of a sixteen  (16%)
            percent   Profit   Threshold  to  Buyer  on  the  build-out  of  the
            development.

      (2) Profits shall be calculated on Buyer's fiscal year and shall be the positive amount, if any, determined by calculating Total Housing Revenue from this Community (which revenue shall include sales prices of Homes, including premiums, discounts, extras and profit realized from the resale of off-site property bought to satisfy an Approval obligation but no longer needed), and subtracting from that sum Construction Costs for this Community (i.e. "bricks and mortar" construction costs, land development costs, affordable housing fees, land purchase price, real estate taxes and homeowner association operating subsidy); Construction and Service Overheads allocable to this Community (i.e., construction, services); Selling Overhead allocable to this Community (i.e., prepaid marketing expenses, financing and closing costs, commissions, salaries, advertising and general expenses); Capital Cost allocable to this Community (i.e.. interest) and Administrative Overhead allocable to this Community (i.e., Division, Region and Corporate Overhead.) In addition, an amount of One Thousand Dollars ($1,000) per closed home shall be deducted for future home warranty service until Final Profit Participation is calculated). In calculating Profit Threshold to Buyer, the numerator shall be Profits and the denominator shall be Total Housing Revenue.

      (3)   Reserved

      (4) The following costs for the purpose of calculating Profits shall be based on the actual costs incurred but shall not exceed the following percentages:

      (a) Construction Overhead and Service Overhead at 1.5% of Total Housing Revenue;

      (b)   Selling Overhead at 6% of Total Housing Revenue;

      (c)   Capital Cost, at 6% of Total Housing Revenue; and.

      (d)   Administrative Overhead is preset at 3.5% of Total Housing Revenue.

      (5) Commencing on the first quarter following the date that Buyer conveys its first home to a third party purchaser and on each quarter thereafter, Seller shall be entitled to Interim Profit Participation

      (6) Buyer shall calculate the first Interim Profit Participation due Seller within ninety (90) days following the end of the fiscal quarter within which the first sale of a home to a third party purchaser occurs and shall







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provide quarterly  community Interim Profit  Participation  statements until the last home is sold to a third party purchaser. Seller may, upon reasonable advance notice and during reasonable business hours inspect or audit the books and records of Buyer upon which the Interim Profit Participation statement was based. If Seller objects to the Interim Profit Participation Statement, the procedures set forth in Paragraph 2 J(9) below shall apply.

      (7) The Profit Participation due Seller shall be adjusted each quarter based upon cumulative revenues and expenses incurred from commencement of the community.

      (8) If Seller receives Interim Profit Participation and the Final Profit Participation determines that Seller was not entitled to receive Final Profit Participation or an amount less than what Seller received as Interim Profit Participation, Seller shall, within thirty (30) days notice, refund to Buyer the appropriate amount.

      (9) A final accounting of the community, for purposes of determining Seller's Final Profit Participation shall be conducted one (1) year after the quarter in which the last home in the community is closed. At this time Buyer will pay to Seller its share, if any, of any additional Profit Participation which may be due. Seller, at its own expense, may review Buyer's final accounting and may upon reasonable advance notice and during reasonable business hours inspect or audit the books and records of Buyer upon which the Final Profit Participation Statement was based. If Seller disagrees with such accounting, it will provide Buyer with a copy of report from an accountant outlining in what respects it disagrees with Buyer's accounting. The parties will then have twenty (20) days to see if the matter can be resolved. If the matter is not resolved, Seller's accountant and Buyer's accountant shall select an independent accountant who shall make a final determination on the issue of Profit Participation based on the parameters set forth in this paragraph. The parties agree that any amount in dispute shall be held by Eastern Title Company. The costs of the accountant's services shall be split evenly by the parties, but Buyer's share of the cost shall be capped at Twenty Thousand ($20,000) Dollars.

      (10) Buyer shall pay Seller Interim Profit Participation and Final Profit Participation together with the Interim/Final Profit Participation Statements. Seller shall pay Buyer any refund within thirty (30) days of receiving the Final Profit Participation Statement.

      (11) Any information collected by Seller during the course of its review of any Interim or Final Profit Participation shall be deemed proprietary information of Buyer and shall be kept strictly confidential except to the extent required to resolve any controversy between the parties in any administrative or legal proceeding.

                             3. INVESTIGATION PERIOD

      A. Buyer has ninety (90) days from the Effective Date of this Agreement to conduct investigations, tests, studies and inspections of any kind or nature whatsoever including, without limitation, soil and groundwater sampling, and to make a complete and independent investigation of all aspects of the transaction contemplated by this Agreement including, but not limited to, the condition of the Premises, all correspondence, instruments, agreements, contracts, books, documents, records, plans, drawings, specifications, brochures, permits, licenses, registrations, consents, approvals and authorizations concerning the Premises to determine the feasibility of development of the Premises in accordance with Buyer's plans (the "Investigation Period").











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      B.    Reserved.

      C. Buyer and its agents have the right, upon prior notice, to enter onto the Premises for all purposes contemplated by this Agreement during the term of this Agreement.

      D. Buyer shall provide Seller with proof of Buyer's liability insurance coverage naming Seller as an additional insured with respect to the Premises and having a combined single limit of not less than Three Million Dollars ($3,000,000.) with at least Ten Million Dollars ($10,000,000.) excess liability coverage. Buyer or Buyer's agents shall also carry worker's compensation insurance for such activities. Buyer shall repair any damage caused by such testing and shall restore the Premises to substantially the same condition as existed immediately prior to such testing. Buyer hereby indemnifies and holds Seller harmless from any liability to the extent related to any negligent act or omission of Buyer or Buyer's agents or representatives in the performance of any and all activities conducted on the Premises by Buyer until Closing, except to the extent such liability is the result of Seller's acts or omissions..

      E. Seller shall make available at its office for inspection and copying on and after the date of this Agreement, copies of any and all documents in Seller's or Seller's agents' possession concerning the portion of the Premises to be purchased by Buyer for development which includes the documents set forth in Exhibit E.

      F. Buyer may terminate this Agreement in its sole, absolute and unfettered discretion prior to the end of the Investigation Period. If Buyer terminates this Agreement pursuant to this Paragraph 3(F), Buyer shall give written notice to Seller and Escrow Agent (as defined in Paragraph 4 (A), below) on or before the expiration of the Investigation Period. Upon receipt of such notice, the Escrow Agent shall, within three (3) business days, return the Deposit (as defined in Paragraph 4, below) with all interest accrued thereon to Buyer, in which event this Agreement shall become null and void and neither party shall have any further obligation to the other. Failure of Buyer to send a timely notice of termination, shall not be deemed a waiver of the right to terminate. If Seller does not receive a notice of termination, it shall send a notice to Buyer that the Investigation Period has expired and if Buyer fails to terminate within three (3) days of receipt of Seller's notice, the right of Buyer to terminate under this Paragraph shall expire. If Buyer terminates, it shall provide copies of non-proprietary investigation reports concerning the condition of the Premises, such as soils reports and environmental reports to the Escrow Agent, who must hold such reports in escrow and treat them as confidential material until such time as Buyer has received the Deposit from Escrow Agent after which date these investigation reports can be released to Seller. Buyer shall have the right to use these reports to the extent permitted by the applicable consultant and Buyer shall have no liability to Seller in connection with its use and reliance on any report or document.

                       4. DEPOSIT/ADDITIONAL DEPOSITS/OPTION PAYMENTS

      A. Upon the Effective Date of this Agreement, Buyer shall pay to Seller's attorney Jerome Vogel, Jeffer Hopkinson & Vogel, 1600 Rt. 208 N. Box 507, Hawthorne, NJ 07507 ("Escrow Agent"), a deposit of Two Hundred Thousand ($200,000.00) Dollars (the "Deposit"). The Escrow Agent shall hold the Deposit in a federally insured interest bearing attorney trust account located in the State of New Jersey. If Buyer does not terminate the Agreement prior to the end of the Investigation Period, the Deposit, together with all interest accrued thereon, shall be released to Seller in accordance with Paragraph 2.(B)(5), and the Deposit plus interest shall become non-refundable unless Buyer subsequently terminates this Agreement based upon: (a) the failure of Seller to clear title or survey objections pursuant to Paragraph 6; (b)eminent domain pursuant to Paragraph 8; (c) the default of Seller pursuant to Paragraph 9; or (d) misrepresentations by Seller pursuant to Paragraph 22.

      B. The Deposit shall be credited against the Purchase Price at each closing, pro rata at each closing, pro rata per home.

      C. If Buyer exercises its right to an Extension of the Agreement (as defined in Paragraph 5(C) (1), below), Buyer shall pay to Seller an additional deposit (the "Additional Deposit") of Twenty Five Thousand ($25,000) Dollars for each such Extension. The Additional Deposit(s) shall be non-refundable except in those instances where Buyer is entitled to a return of the Deposit as set forth in this Paragraph, above, in which case the Deposit and Additional Deposit(s), together with all interest accrued thereon shall be refunded to Buyer. The Additional Deposit(s) shall not be credited in part or in their entirety against the Purchase Price.

      D.    Escrow Agent.

      (1) If, for any reason, Closing does not occur and either party makes a written demand upon Escrow Agent hereunder, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) business days after the giving of such notice, Escrow Agent is authorized to make such payment. If Escrow Agent does receive such written objection within such 10 day period, or, if for any other reason, Escrow Agent in good faith elects not to make such payment, Escrow Agent shall: (i) continue to hold such amount until otherwise directed by written instructions from the parties to this Agreement or a final judgment (beyond any applicable appeal period) of a court of competent jurisdiction or (ii) deposit such funds with a court of competent jurisdiction selected by the Escrow Agent, in which event all liability of Escrow Agent with respect to such funds shall terminate.

      (2) The duties of Escrow Agent as set forth in this Paragraph are subject to the following provisions which are expressly approved by Seller and Buyer;

      (a) Escrow Agent shall be liable as a depository only and shall not be responsible for the sufficiency or accuracy of the form, execution or validity of any documents delivered to Escrow Agent hereunder or any description of the Premises or other thing contained therein or the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document. Escrow Agent's duties hereunder are limited to the safekeeping of the Deposit and such other as are delivered to it, and the delivery of the same in accordance herewith.

      (b) Escrow Agent shall not be liable for any act or omission done in good faith, or for any claim, demand, loss or damage made or suffered by any party to this Agreement, excepting such as may arise through or be caused by Escrow Agent's willful misconduct or gross negligence.

      (c) Escrow Agent shall not be liable for collection items until the proceeds of the same in actual cash have been received by Escrow Agent. Escrow Agent is authorized to rely on any document believed by Escrow Agent to be authentic in making any delivery of funds or Premises hereunder.

      (d) In the event of a dispute arising under this Agreement, Escrow Agent shall not be disqualified from representing Seller

      F. Seller's and Buyer's Federal Tax Identification Numbers are as follows:

            Seller:           13-1803-974
            Buyer:            22-3556344

      G. Commencing June 1, 2005 and terminating on the date of the first Phase Closing, Buyer shall pay Seller each year an Option Payment in the amount of One Hundred Twenty Five ($125,000) Thousand Dollars in consideration of Seller's carrying costs of the Premises for the prior year. An adjustment shall be made at the Phase I Closing for the number of days between the last option payment and the date of the Phase I Closing. The Option Payments shall not be applicable to the Purchase Price but shall be applicable to any Additional Payments due in connection with Buyer exercising its right to an extension of the Agreement pursuant to Paragraph 4C.

                      5. GOVERNMENTAL APPROVALS CONTINGENCY


      A. Unless waived by Buyer in writing, Buyer's obligation to close title pursuant to this Agreement is contingent on Buyer's receiving All Approvals as defined as all necessary nonappealable rezoning, final approvals, permits and agreements containing terms and conditions acceptable to Buyer needed for the uninterrupted development of at least one hundred seventy four (174) Homes consisting of ninety-six (96) Active Adult Garden Homes and seventy-eight (78) Townhomes (collectively the "Development") to completion and which final approvals shall include, but not be limited to the governing body of the Township, Township Planning and Zoning Boards, New Jersey Department of Environmental Protection, New Jersey Department of Transportation, New Jersey Department of Community Affairs Registration, County Planning Board, Municipal or Regional Sewerage/Utilities Authority, County Soil Conservation District and any and all other approvals, permits and agreements necessary or desirable for the development and construction of the Premises, including the right to obtain a building permit for the first Home in the development but not the building permit itself. Each such approval shall be referred to as an "Approval."

      B. The Premises are not currently zoned for the use contemplated by this Agreement.. Unless waived by Buyer in writing, Buyer's obligation to close title pursuant to this Agreement is contingent on Buyer's obtaining a final and nonappealable municipal rezoning of the Premises to permit the use contemplated in this Agreement (hereinafter "Rezoning"). After the end of the Investigation Period, Buyer shall submit a written request to the municipality's governing body for the Rezoning. If the municipality's governing body fails to adopt the Rezoning ordinance within twenty four (24) months after the expiration of the Investigation Period (the "Rezoning Period"), either party may upon written notice to the other terminate this Agreement in which event this Agreement shall become null and void and neither party shall have any further obligation to the other.. Notwithstanding the foregoing in the event that a rezoning ordinance has been recommended by the Planning Board prior to the expiration of the Rezoning Period, Seller shall not be permitted to terminate the Agreement unless the municipality's governing body fails to adopt the Rezoning ordinance within thirty six (36) months after the expiration of the Investigation Period. In the event that the Agreement is terminated because the Premises has not been rezoned, Seller shall be entitled to a quit claim assignment of all applications with related documents submitted by Buyer to obtain the Rezoning and All Approvals and due diligence documents as set forth in Paragraph 3 F. Seller shall not be entitled to any proprietary information which includes Buyer's an internal work product.

      C. (1) Buyer shall have twenty-four (24) months from the Effective Date of this Agreement to obtain All Approvals (the "Approval Period"). If Buyer is unable to obtain All Approvals within the Approval Period, provided that Buyer is diligently seeking All Approvals, upon written notice to Seller and payment of the Additional Deposit in accordance with Paragraph 4C, above, Seller shall grant to Buyer four (4) extensions of the Approval Period, each for six (6) months. The first such extension period shall be known as the "First Extension" and the second such extension period shall be known as the "Second Extension" and the third such extension period shall be known as the "Third Extension Period" and the fourth such extension period shall be known as the "Fourth Extension Period." The right to the First through Fourth Extension Periods shall not be applicable to the grant of the Rezoning set forth in Paragraph 5B. However, these extension periods shall be applicable if the municipality has granted the rezoning and it is being challenged by a third party. The Fourth through Twelfth Extension Payments are not refundable and are not applicable to the purchase price. These extension payments are independent of the $125,000 Option Payments due under Paragraph 4 G.

      (2) In the event this Agreement is extended for any of the reasons set forth in Paragraph 5(D), each six month time period by which this Agreement is extended beyond the expiration of the Fourth Extension period shall be known as the Fifth through Twelfth Extension Periods, respectively. Buyer shall pay Seller the sum of $100,000 for the Fifth Extension Period and $100,000 for the Sixth Extension Period. Buyer shall pay Seller the sum of $200,000 for the Seventh Extension Period and $200,000 for the Eighth Extension Period. Buyer shall pay Seller the sum of $300,000 for the Ninth Extension Period and $300,000 for the Tenth Extension Period. Buyer shall pay Seller the sum of $400,000 for the Eleventh Extension Period and $400,000 for the Twelfth Extension Period.

      (3) Not later than ten (10) days prior to the end of the Approval Period and not later than ten (10) days prior to the end of any prior extension period, Buyer shall deliver written notice to Seller as to whether or not Buyer intends to exercise its right to an extension, as set forth above together with any applicable payment due for that extension period. Failure of Buyer to deliver such notice shall be deemed to be a default under this Agreement and Seller shall proceed in accordance with Paragraph 9, below.

      D. Buyer shall have the right, but not the obligation, to undertake any litigation in order to obtain All Approvals with conditions reasonably satisfactory to Buyer including, without limitation, the right to litigate to the ultimate decision maker. While this Agreement is in effect, Seller is not permitted to initiate litigation challenging any Approval for the Premises. However, if any party, person or entity including, but not limited to, Buyer initiates litigation or otherwise appeals any Approval or permit or the denial of any Approval or permit for the Premises or the revocation thereof, or any administrative actions or inactions or the denial or revocation thereof, the time periods in this Agreement shall be extended by the length of time during which any such appeal is pending, but not beyond a date which is 8 years from the date of this Agreement.. Notwithstanding the foregoing, this tolling provision shall not apply if the municipality denies the rezoning request, but shall apply if the municipality grants the rezoning and the rezoning is challenged by a third party. Similarly, the time periods in this Agreement shall be extended by the length of time during which any moratorium is in effect as to utility connections or usage, approvals, permits or applications related to the development of the Premises, but not beyond a date which is 8 years from the date of this Agreement.. If an appeal/litigation results in the denial of any Approval or sustains the denial of any permit or Approval by a governmental agency relating to the development of the Premises, Buyer has the right, by written notice to Seller within twenty (20) days after the date of the Court Order memorializing such denial, to: (1) waive any such Approval and close title to the Premises and pay the Purchase Price therefore in accordance with Paragraph 2 of this Agreement; or (2) terminate this Agreement, in which event neither party shall have any further obligation to the other except for those obligations that expressly survive the termination of this Agreement

      E. Seller agrees to execute promptly all applications and related documents that are presented to Seller by Buyer in connection with Buyer's pursuit of All Approvals, at no cost to Seller. All costs and expenses associated with obtaining All Approvals shall be the responsibility of Buyer. Buyer has total control of the approval process, including, without limitation, the right to designate all professionals who will be engaged during the approval process. Buyer shall also apply for other Approvals within the foregoing time period.

      F.    Reserved.

      G. Buyer has the right to waive the receipt of All Approvals at any time and proceed to Closing upon ten (10) days written notice to Seller. In such event, the Purchase Price shall be determined by the number of Homes approved in the preliminary site plan/subdivision approval granted by the Township Planning Board, or if no such approval has been granted, the Purchase Price shall be the Minimum Purchase Price for the Premises.

      H. Seller shall join Buyer: (1) in filing/recording a condominium map or subdivision plat in the County Clerk's office; and (2) in the dedication of streets, rights-of-way, and any easements to the extent reasonably necessary, prior or subsequent to the Phase I Closing; provided however, that: (a) any plats, plans, dedications of streets, rights-of-way, and easements are approved in writing by Seller, which approval shall not be unreasonably withheld or delayed; and (b) all costs incident thereto shall be paid by Buyer. Buyer will post the necessary performance guarantees and escrow fees and pay any inspection fees required by the Township and County Planning Boards in order to permit the condominium map and/or subdivision plat to be filed in the County Clerk's Office. If Buyer has posted said guarantees and paid such fees, and Closing does not occur pursuant to this Agreement (1) as a result of Seller's default; or (2) Seller develops the Premises in accordance with any Approvals for the Premises obtained by Buyer, Buyer shall terminate the bonds (except if the obligation survives a Phase I Closing) and Seller as obligee under these bonds must consent. Buyer shall be entitled to a refund of its still outstanding deposits and inspection fees from the relevant governmental authority. It is the obligation of a successor developer to replace the guarantees and fees.

      I. If any Approval requires that a Developer's Agreement be entered into with the appropriate governmental agency prior to the Phase I Closing, Buyer shall submit such Developer's Agreement to Seller for its prompt review, approval and signature, which shall not be unreasonably withheld or delayed. Buyer shall indemnify and hold Seller harmless for any obligations arising or in any way connected with the Developer's Agreement it is signing on Buyer's behalf and shall name Seller as an Obligee on any bonds,. J. Seller shall be deemed to have approved any application, document and/or plan delivered to Seller if Seller fails to respond to Buyer within ten (10) business days of said documents being provided to the Seller.

      K. Buyer and Seller acknowledge and agree that the Premises are not currently zoned for Buyer's intended use as a residential condominium and that a rezoning of the Premises will be required as part of the Governmental Approvals Contingency.

      L. Buyer and Seller acknowledge and agree that the Premises are a portion of Block 1201 Lot 2.18 and accordingly, Buyer must obtain a subdivision of Block 2.18 Lot 1201 to create Tract II and Tract III as generally shown on Exhibit A. Seller shall agree to changes in the location of the subdivision lines required by governmental reviewing agencies and authorities provided that such changes would not adversely affect Seller's ability to use Tract II for its current use..

      M. Buyer shall name Seller as a joint obligee on all performance bonds in connection with development of Phase I and Phase II to the extent that it covers work on land not acquired by Buyer. Seller must release the bond if the primary obligee releases it as a function of the completion of the obligations covered by the bond(s).

                       6. TITLE AND SURVEY INVESTIGATION

      A. TITLE AND SURVEY

            (1) Within five (5) days from the Effective Date of this Agreement, Seller shall deliver to Buyer a copy of the most current commitment and/or binder and/or policy used to insure title to the Premises and any surveys of the Premises in Seller's possession.

            (2) Within sixty (60) days from the Effective Date of this Agreement, Buyer shall deliver to Seller (a) a copy of the commitment to insure title from the title company chosen by Buyer or the report from the title company chosen by Buyer refusing to issue a commitment to insure marketable title ("Buyer's Title Report"), together with a list of items which appear on Buyer's Title Report to which Buyer objects; and (b) a certified survey of the premises together with a list of any items appearing on the survey to which Buyer objects.

            (3) Not later than twenty (20) days after Seller receives Buyer's title and survey objections, Seller shall notify Buyer which of the objections Seller shall cure prior to or at the Phase I Closing, including when and in what manner said items are to be cured. If Buyer is dissatisfied with Seller's response or lack of response, Buyer has from the latter of (a) ten (10) days from receipt of Seller's response or (b) the expiration of the Investigation Period to either: (i) terminate this Agreement and receive a refund of the Deposit together with all interest accrued thereon, in which event this Agreement shall become null and void and neither party shall have any further obligation to the other; or (ii) agree to accept the exceptions which appear on the Title Report and which are not identified as those which are to be cured by the Seller prior to or at the Phase I Closing (the "Permitted Exceptions") and proceed under this Agreement.

            (4) If Seller agrees to cure under Paragraph 6(A)(3) above, but fails to do so, Buyer has the right to: (i) delay any Phase Closing to a date specified by Buyer so that Seller or Buyer removes or cures such objections at Seller's expense; or (ii) close title to that Phase for which Closing is being held and pay the Purchase Price (or portion thereof) when due; however, sufficient sums from the proceeds due Seller at such Phase Closing, as determined by Buyer's title insurance company, shall be placed into escrow with Buyer's title insurance company, and shall be used by Buyer to cure or clear such objections at Seller's expense, with Seller being obligated to satisfy any deficiency and Buyer refunding any portion remaining after curing said defect; or (iii) terminate this Agreement and receive a full refund of the Deposit plus all interest accrued thereon plus Approvals costs (including, but not limited to, consultants', engineering and application fees) and interest thereon, in which event this Agreement shall become null and void and neither party shall have any further obligation to the other.

      B. As a condition precedent to Buyer's closing title to any Phase of the Premises, at each Closing, Seller shall convey fee simple, marketable title insurable at regular rates by Buyer's title insurance company, subject only to the Permitted Exceptions.

      C. From the date of this Agreement, Seller shall not permit any further encumbrance to appear of record on the Premises without Buyer's prior written approval which shall not be unreasonable withheld or delayed. Notwithstanding the foregoing, Seller can mortgage the Premises before the Phase I Closing from an institutional lender provided that either (I) the amount of the mortgage can be satisfied from the Phase I Closing Proceeds or (ii) the lender provides a recordable Discharge of Mortgage for the Premises at the time of the loan transaction which Discharge of Mortgage shall be held in escrow by Buyer's title insurance company. Seller can mortgage the Premises from a non-institutional lender provided that the lender provides a Discharge of Mortgage at the time of the loan transaction which Discharge of Mortgage shall be held in escrow by Buyer's title company.

      D. Within thirty (30) days of the date of execution of this Agreement, Seller shall cause any person(s) or entities who have liens on the Premises to:
(i) deliver to Buyer a schedule, certified by such lienholder, showing the amount of money due on its lien; (ii) affirm to Buyer in a signed document which shall be in recordable form, that to the extent payments are made to Seller in accordance with the terms and amounts set forth in this Agreement, as adjusted, said lienholder agrees to release its lien at the time of each Phase Closing. Seller shall provide Buyer with evidence of the appropriate release documents prior to each Phase Closing.

                            7. ENVIRONMENTAL MATTERS

      A. Seller represents and warrants to Buyer that: with respect to the portion of the Premises to be conveyed to Buyer (1) that Seller has no knowledge, about Hazardous Substances (as defined in Subparagraph 7(B), below) on, under, at, emanating from or affecting the Premises in violation of Environmental Laws (as defined in Subparagraph 7(B), below); (2) to the best of Seller's knowledge Seller has never used the Premises for the use, storage, release, dumping, treating or disposal of any Hazardous Substance except for testing diesel fuel generators.; (3) to the best of Seller's knowledge, Seller has not created, suffered or permitted the Discharge (as defined in Subparagraph 7(B), below) of any Hazardous Substance on, under, at, emanating from or affecting the Premises, nor directly or indirectly into any waterways flowing upon, under or near the Premises, nor does Seller have any knowledge of any such Discharge of a Hazardous Substance by any third party; (4) there is no pending or threatened claim, directive, suit, action, complaint, notice of violation, investigation or proceeding by any governmental authority or third party respecting the Premises arising out of the violation or alleged violation of any Environmental Laws or the Discharge of any Hazardous Substance; (5) Seller has provided Buyer with all Environmental Documents (as defined in Subparagraph 7(B), below) in Seller's possession or under Seller's control concerning the Premises; and (6) the New Jersey Department of Transportation placed crushed stone of the premises in connection with the construction of Route 287 and Seller has no knowledge about the nature of the crushed stone and whether or not it contained Hazardous Substances or any other discharges which may have taken place in connection with construction of Route 287.

      B. The following definitions shall apply in the Agreement:

            1. "Discharge" shall mean the use, generation, transportation, manufacture, treatment, delivery, storage, handling, release, spill, leak, disposal, pouring, emitting, emptying or dumping of a Hazardous Substance.

            2. "Environmental Documents" shall mean all environmental documentation in the possession or under the control of Seller concerning the Premises or its environs, including without limitation, Phase I reports or any other plans, reports and sampling results and any correspondence or other documentation to or from any governmental authority.

            3. "Environmental Laws" (and individually, "Environmental Law") shall mean each and every applicable federal, state, county or municipal statute, ordinance, rule, regulation, order, code, directive or requirement.

            4. "Hazardous Substance" shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollutant or contaminant defined or referred to in Environmental Laws.

      C.  Seller  shall  use its  best  efforts  to  deliver  to  Buyer,  within forty-five (45) days of the date of this Agreement, a nonapplicability letter issued by the Industrial Site Evaluation Element of the New Jersey Department of Environmental Protection ("NJDEP") pursuant to the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 ET SEQ., with respect to this transaction (the "Nonapplicability Letter"). Seller shall promptly apply for the Nonapplicability Letter and shall provide Buyer with a copy of the application and submission. In the event that Seller fails to deliver the Nonapplicability Letter as aforesaid, Buyer shall retain the right to terminate the Agreement of Sale for failure to provide the LNA until the date that the LNA is procured but not later than expiration of the Investigation Period.

      D. Reserved.

      E. In the event that Seller receives notice from Buyer or any third party or entity at any time prior to any Phase Closing that any Discharge of a Hazardous Substances has been discovered at the Premises, and such Discharge occurred after the date on which Buyer conducts its environmental due diligence of the Premises, Seller shall provide notice to Buyer within three (3) days of Seller's receiving such Notice from a third party or entity. Seller shall advise Buyer, within thirty (30) days of Seller's receipt of such notice, whether Seller shall address or remediate such Discharge prior to the next Closing in accordance with Environmental Laws and provide Buyer with an NFA or other similar documentation evidencing that the Discharge has been addressed or remediated in accordance with Environmental Laws. If Seller advises Buyer that it shall not address or remediate such Discharge, Buyer shall have the option, on thirty (30) days' prior written notice to Seller, to either: (1) terminate this Agreement in which event this Agreement shall become null and void and neither party shall have any further obligation to the other except for those obligations which expressly survive the termination of this Agreement; or (2) accept the Premises with the Discharge and proceed to the next Phase Closing in accordance with this Agreement in which event the term of the Agreement shall be extended as required by Buyer to obtain approval for the required remediation. Notwithstanding the foregoing, Seller shall not have any obligations under this Paragraph if the Discharge was caused by Buyer or Buyer's contractors, consultants or purchasers in which event Buyer shall be liable for any necessary remediation. In addition, Buyer shall be responsible for future environmental conditions of the Phase II after the Phase I Closing provided that the Discharge was not caused by Seller or Seller's contractors, consultants or purchasers in which event Seller shall be liable for any necessary remediation and that Buyer takes title to the Phase II Property.

      F. In the event that Seller advises Buyer that it will address and/or remediate the Discharge pursuant to Paragraph 7 (E), above, and Seller fails to provide the NFA prior to the date set for the Phase I Closing, then Buyer may, at its option: (1) delay any Closing to a date specified by Buyer, and Seller shall obtain the NFA, at Seller's expense, prior to the date specified by Buyer; or (2) close title to and pay the total Purchase Price for the Phase of the Premises to be conveyed; provided, however, that a sum equal to all or a portion of the proceeds due Seller at Closing, which shall be determined jointly by Buyer's and Seller's environmental consultants, shall be placed into escrow with Buyer's attorney, which shall be used by Seller and Buyer jointly to address or remediate such Discharge and obtain the NFA at Seller's expense. In addition,

Seller shall be obligated to pay to Buyer any sums expended by Buyer in excess of the sum placed in escrow, and Buyer's attorney shall refund to Seller any sums remaining in escrow; or (3) terminate this Agreement and receive a full refund of the Deposit and any Additional Deposit(s) and all interest accrued thereon, together with the cost of All Approvals accrued by Buyer after Seller advised Buyer that it will address and/or remediate the Discharge in which event this Agreement shall become null and void and neither party shall have any further obligation to the other except as set forth herein.

      G. In no event shall any remediation by Seller pursuant to this Paragraph 7 involve any engineering or institutional controls, including without limitation, capping, a deed notice, a groundwater classification exception area or a well restriction area without the consent of Buyer..

      H. The provisions of this Paragraph 7 shall survive all Phase Closings.

                                8. EMINENT DOMAIN

      A. If, prior to the any Closing, any condemnation or eminent domain proceeding has been commenced by any governmental or quasi-governmental entity or any utility authority, company or other agency against all or any part of the Premises, Seller shall so notify Buyer and shall provide Buyer with all information concerning such proceedings. Buyer may then, at its sole option, either: (a) terminate this Agreement by providing written notice to Seller within twenty (20) days after receipt of the notice from Seller, in which event this Agreement shall become null and void and Seller shall immediately return the Deposit and any Additional Deposit(s) together with all interest accrued thereon; or (b) proceed to Closing as provided hereunder, in which case, any award in condemnation and/or unpaid claims or rights in connection with such condemnation shall be assigned to Buyer at Closing, or if paid to Seller prior to Closing, credited to Buyer against the Purchase Price at such Closing. If Buyer does not terminate this Agreement, Seller shall: (a) not adjust or settle any condemnation proceedings without the prior written approval of Buyer; (b) keep Buyer fully advised as to the status of the proceedings; and (c) allow Buyer to participate in all proceedings. Condemnation shall include a transfer resulting from negotiations under threat of taking.

      B. From the date of this Agreement, Seller shall not be permitted to communicate with the Municipality or County regarding possible governmental acquisition of the Premises for open space and/or park land without Buyer's written consent, which may be withheld for any reason.

      C. If the Municipality or County exercises its powers of condemnation or eminent domain for the purpose of acquiring the property for open space and/or park land, and Buyer elects to terminate this Agreement, Seller will reimburse to Buyer (i) the Deposit and Additional Deposits paid to Seller, (ii) ten (10%) percent of the actual condemnation or settlement amount for the acquisition or taking of the Premises in excess of the Minimum Purchase Price, if any, in compensation for the value added to the Premises by Buyer by virtue of this Agreement and Buyer's efforts in endeavoring to obtain All Approvals for the Premises and (iii) Buyer's fees to consultants and other third parties in pursuing the Rezoning and All Approvals provided that payment of this sum shall not reduce the actual condemnation or settlement amount to Seller below the Minimum Purchase Price..

                                   9. DEFAULTS

      A. If Buyer or Seller defaults as to any of the provisions of this Agreement, and the nondefaulting party serves the defaulting party with written notice specifying the default, the defaulting party has twenty (20) days from receipt of such notice to cure such default. Failure of the defaulting party to cure the default within such time period shall automatically entitle the nondefaulting party to exercise its rights set forth below.

      B. Buyer's failure to cure a default: Seller shall retain the Deposit and any Additional Deposits as and for liquidated damages as Seller's sole remedy against Buyer, in which event Seller shall have no further recourse against Buyer except with respect to its rights as an oblige under any bond posted pursuant to this Agreement and this Agreement shall then become null and void and neither party shall have any further obligation to the other except for those obligations which expressly survive the termination of this Agreement.

      C. Seller's failure to cure a default: Buyer shall be entitled to specific performance and direct costs limited to the value of the Premise as its sole remedy against Seller.

      Notwithstanding the foregoing, the parties shall be liable to each other for monetary damages in the event of a false representation set forth in this Agreement.

                           10. REAL ESTATE COMMISSION

      A. Seller and Buyer hereby represent to each other that they have had no dealings with any broker, salesperson or agent in connection with the sale of the Premises other than SBWE, Inc. and Richard Meyers. The parties agrees to defend and indemnify each other (including its affiliates, subsidiaries and officers) harmless from and against any and all claims, liabilities, losses, damages and expenses (including court costs and attorney's fees) asserted by any and all other brokers, salespersons or agents with whom they have had dealings in connection with the sale of the Premises inconsistent with this representation.

      B. Seller shall be responsible for any and all brokerage commissions payable to the party named in Subparagraph 10(A).

                               11. NEW JERSEY LAW

      This Agreement will be construed in accordance with the laws of the State of New Jersey.

                     12. POSSESSION ON CLOSING/RISK OF LOSS

      Possession of the Premises, including, without limitation, all buildings, garages and other structures, shall be delivered to Buyer by Seller at each Phase Closing: (1) vacant and free of any leases, licenses or rights of use by others; and (2) free of all furniture, furnishings, fixtures, equipment, machinery, inventory, drums and/or containers. Until delivery of the Premises at each Phase Closing, all risks of loss with respect to the Premises, except with respect to Buyer's activities on the Premises, shall be Seller's. Seller shall deliver the Premises at each Phase Closing in the same physical condition as exists at the time of execution of this Agreement, with the exception of conditions resulting from Buyer's activities on the Premises.

                   13. TAXES, ADJUSTMENTS AND INCIDENTAL COSTS

      A. Seller shall keep all real estate taxes current for the entire Premises during the term of this Agreement. As Phase Closings occur, Buyer shall be responsible for the real estate taxes only on the Phases of the Premises to which it has taken title.

      B. Except as set forth in Paragraph 3 F, all assessments for improvements (confirmed or unconfirmed), as of each Phase Closing, except those which are a result of Buyer's Approvals for the Premises, shall be paid by Seller prior to each Phase Closing or shall be deducted from the Purchase Price. Assessments for improvements shall include, but are not limited to, assessments for water, sewer and other charges against the Premises. This paragraph does not apply to any increase in real estate taxes relating to a reassessment of the value of the land which is governed by Paragraph 13 F.

      C. In the event Seller fails to keep taxes or assessments for improvements current, and Buyer is thereby prevented from applying for or obtaining any Approval, including a rezoning, Buyer shall have the right, but not the obligation, to pay all outstanding real estate taxes or assessments. In such event, Seller shall immediately reimburse Buyer for all amounts so expended. In the event Seller fails to reimburse Buyer immediately, interest shall accrue on the amount so expended by Buyer at the rate of twelve (12%) per cent PER ANNUM.

      D. All tax apportionment, except rollback taxes, shall be on the basis of the fiscal year used by the municipal taxing authority and shall be prorated to the date of each Phase Closing. If, at Closing, the tax rate for the fiscal year in which the Closing occurs is not fixed, the tax apportionment at Closing shall be tentative and shall be made on the basis of the preliminary tax bills for the Premises. A final tax adjustment shall be made promptly after final tax bills have been issued.

      E. Seller shall pay for all rollback taxes, if any, against the Premises. If, at the time of Closing, the final rollback tax bill has not been determined, the rollback tax adjustment at Closing shall be tentative and shall be determined by Buyer's title company, which shall hold in escrow the estimated amount of any such adjustment until the final rollback tax adjustment is made. A final rollback tax adjustment on the basis of the final rollback tax bill for the Premises shall be made promptly after such bill has been issued.

      F. Buyer shall be liable for and shall pay for any increase in real estate taxes attributable to a reevaluation of the Premises arising from the receipt of Approvals or the filing of the Master Deed until all phases are purchased or Buyer notifies Seller that it is not purchasing the next phase.

                                   14. NOTICES

      All notices, demands or requests under this Agreement shall be in writing and shall be hand delivered by messenger (with receipt acknowledged in writing), delivered by courier guarantying overnight delivery (with receipt acknowledged in writing) or delivered by electronic facsimile (with receipt acknowledged by automated electronic response) to the parties as follows:

            TO BUYER:   K. Hovnanian North Jersey Acquisitions, L.L.C.
                        Attn: Joseph F. Riggs
                        President-Northeast Region
                        110 Fieldcrest Avenue, CN 7825
                        Edison, New Jersey 08818-7825
                        Phone: (732)-225-4001
                        Fax: (732) 225-0131

                        K. Hovnanian  North Jersey  Acquisitions,  L.L.C.
                        Attn: James Driscoll
                        President
                        110 Fieldcrest Avenue, CN 7825
                        Edison, New Jersey 08818-7825
                        Phone: (732) 225-4001
                        Fax: (732) 225-3549

                        K. Hovnanian  North Jersey  Acquisitions,  L.L.C.
                        Attn: Francine  Chesler,  Esq.
                        Legal  Counsel
                        110  Fieldcrest Avenue, CN 7825
                        Edison, New Jersey 08818-7825
                        Phone: (732) 225-4001
                        Fax: (732) 225-3530
                        E-Mail:

            TO SELLER:  Dewey Electronics Corporation
                        27 Muller Road
                        Oakland, New Jersey 07436
                        Phone:
                        Fax:
                        E-Mail:

                        With a Copy to Seller's Counsel:

                        Jerome Vogel, Esq.
                        Jeffer Hopkinson & Vogel
                        1600 Rt. 208 N
                        Box 507
                        Hawthorne, NJ 07507
                        Phone: 973-423-0100
                        Fax:  973-423-5614
                        E-Mail:

      Either party may change its notice address, entity or party upon not less than ten (10) days prior written notice to the other party. All notices shall be effective when received.

                              15. CAPTIONS/HEADINGS

      All captions and headings are for reference only and are not deemed to define, limit, explain or amplify any provisions of this Agreement.

                            16. DRAFTING OF AGREEMENT

      This Agreement, as a matter of convenience to both parties, was initially prepared by the attorney for Buyer. Both parties agree that if there is an ambiguity in this Agreement, such ambiguity shall not be resolved against Buyer solely on the basis that the Agreement was prepared by Buyer's attorney.

                            17. INITIALING BY PARTIES

      The parties' initials at the bottom of each page of this Agreement, including each of the exhibits hereto, constitute acknowledgment that each has read the Agreement and that all terms hereof were complete and understood. Specific changes, deletions and/or additions to this typed Agreement must also be initialed by both parties, and initials of specific changes on a page supersede initials at the bottom of the same page.

                   18. ENTIRE AGREEMENT/COUNTERPARTS/SURVIVAL

      A. This Agreement constitutes the entire agreement between the parties. No representations have been made by the parties and the realtors or their agents, except as set forth herein. Any modifications and amendments to this Agreement shall be in writing signed by Buyer and Seller. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.

      B. Notwithstanding any presumption to the contrary, all covenants, conditions and representations contained in this Agreement which, by their nature, impliedly or expressly involve performance in any way after Closing, or which cannot be ascertained to have been fully performed until after Closing, shall survive Closing.

                           19. EXECUTION OF DOCUMENTS

      Each party shall, at the other party's request, take such further actions and execute such further documents that are reasonably necessary to effectuate the purposes and terms of this Agreement. This obligation shall survive the Phase Closing(s).

                                  20. RECORDING

      Except as set forth in this Paragraph, neither this Agreement nor any document referenced in this Agreement shall be recorded in any public office by or on behalf of either party. Any recording not permitted by this Agreement may, at the other party's option, be a default by the party doing the recording or on whose behalf such recording was done. Buyer and Seller shall execute, contemporaneously with the execution of this Agreement, the "Short Form Agreement" attached hereto as Exhibit H and the "Cancellation of Short Form Agreement" attached hereto as Exhibit I. Buyer is authorized to record the Short Form Agreement in the Bergen County Clerk's Office after the Investigation Period has expired. The Termination of Agreement shall be held by Escrow Agent until the earlier of (a) the final Phase Closing; (b) written authorization from Buyer to release the document to Seller; or (c) upon the Order of a court of competent jurisdiction. Notwithstanding the foregoing, Seller may disclose this Agreement and the terms hereof as necessary to comply with any applicable Securities and Exchange Commission filing and disclosure requirements.

    Buyer has the right to file a Notice of Settlement in the Bergen County Clerk's Office.

                           21. BUYER'S REPRESENTATIONS

      Buyer represents that it has the full right and authority to execute this Agreement and consummate all of the transactions hereby contemplated. Buyer is a limited liability company which is duly organized and validly existing under the laws of the State of New Jersey and is in good standing.

Buyer  further   represents   that  it  will  not  make,   any   commitments  or
representations to any applicable governmental authorities or to adjoining or surrounding property owners, which would, in any manner, be binding upon Seller, or interfere with Seller's ability to improve the Premises, if Buyer terminates this Agreement or Buyer fails to close on all Phases. These representations shall be true and correct as of each Phase Closing and shall survive each Phase Closing.

                          22. SELLER'S REPRESENTATIONS

      A. Seller represents and warrants, to the best of Seller's knowledge, as follows:

            1. AUTHORITY. Subject to Paragraph 26.A: Seller has the full right and authority to execute this Agreement and consummate all of the transactions hereby contemplated. This Agreement has been duly authorized, executed and delivered by and on behalf of Seller. The execution, delivery and the performance of and compliance with this Agreement by Seller will not (with or without the giving of notice or lapse of time, or both) result in any violation of, or be in conflict with, or constitute a default under, the terms of any contract, note, indenture or other agreements to which Seller is a party, or of any judgment, decree, order, statute, rule or regulation to which Seller is subject.

            2. NO ATTACHMENT. There are no attachments, executions, assignments for the benefit of creditors or any pending proceedings, either voluntary or involuntary, in bankruptcy, which are contemplated or threatened against Seller.

            3. NO LITIGATION. There are no existing or pending litigation, claims, condemnations or sales in lieu thereof, contracts of sale, options to purchase or rights of first refusal with respect to the Premises or any part thereof, nor have any such actions, suits, proceedings, claims or other such matters been, to the best of Seller's knowledge and belief, threatened or asserted.

            4. NO ASSESSMENTS. Seller has received no notice and has no knowledge of any pending improvements, liens or special assessments to be made against the Premises by any governmental authority.

            5. ALL OWNERS BOUND. The execution of this Agreement by Seller is effectual without the joinder of any other party and no signatures other than Seller's will be required to be affixed to the deed of conveyance hereunder in order to close title as contemplated by the Agreement.

            6. NO VIOLATION. There are no violations of law, statutes or ordinances against the Premises nor any notice thereof, nor have any such violations been committed by Seller.

            7. FIRPTA. Seller represents that it is not now, nor will be at time of closing, a "foreign person" as described in Section 1445 of the Internal Revenue Code of 1986, as amended.

            8. ACCURACY. All of the documentation supplied by Seller to Buyer pursuant to this Agreement, whether an exhibit to this Agreement or otherwise, is true and accurate in all material respects.

            9. Seller has not made, and will not make, any commitments or representations to any applicable governmental authorities, or to adjoining or surrounding property owners, which would, in any manner, be binding upon Buyer, or interfere with Buyer's ability to improve the Premises with the construction of Homes.

            10. Seller has granted no person any contract right or other legal right to the use of any portion of the Premises, or the furnishings or use of any facility or amenity on, or relating to, the Premises.

      B. The representations and warranties set forth in this Paragraph and in Paragraph 7, above shall: (1) be true and correct as of each Phase Closing; and
(2) survive each Phase Closing. In addition, the truth of these representations and warranties is a condition precedent to Buyer's performance of its obligations under this Agreement. Seller has an affirmative obligation to notify Buyer of any changes in the representations and warranties during the term of this Agreement.

      C. If any of Seller's representations or warranties set forth in this Agreement are not true as of the date of each Phase Closing, Buyer, at its sole option, shall have the right to either: (1) close title to the portion of the Premises to be conveyed at the Phase Closing; or terminate this Agreement and sue Seller for any damages, which damages shall not exceed the value of the Premises. Seller shall have no liability for damages if the representations and warranties are not true because of a change in the law between the date of this Agreement and the date of Closing.

      D. Reserved.

                       23. LICENSE TO ERECT SIGNS/TRAILERS

      A. Buyer is hereby granted the right to erect signs and place sales and/or construction trailers with adequate parking at appropriate locations as determined by Buyer on any portion of the Premises after the Rezoning Period and before or after any Phase Closing. In addition, Buyer shall have the right to have temporary utility connections made to the trailers.

      B. The right to erect signs or place trailers is subject to compliance with all governmental regulations after the Rezoning Period and so long as Buyer maintains insurance naming Seller as an additional insured.

      C. If this Agreement is terminated for any reason, Buyer will promptly remove, at Buyer's sole cost and expense, any signs, trailers or utility connections installed in accordance herewith.

                    24. DOCUMENTS TO BE DELIVERED AT CLOSING

      A. Seller shall deliver the following documents at Closing in form and substance satisfactory to Buyer and to Buyer's title insurance company: (1) Deed; (2) Affidavit of Title; (3) Corporate Resolution; (4) Bonds. (5) other document(s) required under the Master Deed to transfer easements and rights-of-way; (6) (Partial) Release of Mortgage; (7) UCC-3's; (8) Blanket Assignment of Rights in and to Approvals, Surveys, Engineering Plans, Environmental and Other Reports and Other Matters; (9) Compliance Agreement;
(10) Reserved(11) Reserved;  (12) Reserved. (13) Representations and Warranties;
(14) Paid Receipt of Real Estate Broker; (15) Tax and Utility Bills; (16) Certificate of Compliance with Section 1445 of the Internal Revenue Code (FIRPTA); (17) Bill of Sale for Personalty; (18) Reserved. (19) Reserved. (21) Cross-Easement Agreement

      B. The Buyer shall deliver the  following  documents at Closing:
(1) Cross-Easement Agreement; (2) Title Closing Statement; (3) Escrow Agreement; (4) Limited Liability Company Certificate, (5) Closing proceeds and (6) copies of Bonds in which Seller is named as an oblige

      C. If Buyer takes title to the entire Premises by reference to a filed Master Deed and gives back a Note and Mortgage to Seller for the Phase II condominium units, Buyer at Seller's option, shall convey to Seller a contingent assignment of all approvals and permits which would permit Seller to complete the community in accordance with the approvals, permits and condominium association documents in the event that Buyer does not take title to that portion of the condominium which is located on the Phase II property.

                           25. ASSIGNMENT OF CONTRACT

      A. This Agreement is binding on the parties and on their respective heirs, executors, administrators, successors and assigns.

      B. Buyer may not assign this Agreement except to another "Hovnanian" affiliated entity or to an unrelated third party for financing purposes, provided that such assignment shall not relieve Buyer of its obligations under this Agreement ("Permitted Hovnanian Assignee"). In addition, once all conditions precedent to Closing have been met, Buyer may assign all or a portion of this Agreement to one or more unrelated entities provided that such assignments shall not relieve Buyer of its obligations as more fully set forth in this Agreement.

      C. Seller may assign this Agreement upon written notice to Buyer but without the approval of Buyer provided that the Assignee assumes the obligations under this Agreement and further provided that such assignment shall not relieve Seller of its financial obligations under this Agreement..

                                26. OTHER MATTERS

      A. Notwithstanding anything to the contrary in this Agreement, Seller shall be entitled to submit the sale of the Premises hereunder to a vote of its stockholders at its next Annual Meeting, in which case (i) Seller shall use reasonable efforts to obtain the approval of its stockholders, by the affirmative vote of stockholders representing 2/3 of the outstanding common stock, and (ii) the obligations of Buyer and Seller to complete the Closings shall be conditioned upon receipt of such approval (and if such approval is not obtained by March 20, 2005, either party may terminate this Agreement without liability to the other). The date that Buyer receives notice of such approval is referred to herein as the Seller Approval Date. Wherever any time period is measured from the date or Effective Date of this Agreement, it shall mean the Seller Notice of Approval Date.

      B Nothing in this Agreement is intended to, or shall, confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever except to a Permitted Hovnanian Assignee.

      C. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between Buyer and Seller. Neither party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

      IN WITNESS WHEREOF, each party hereto, being authorized to do so and intending to be legally bound hereby, has duly executed and entered into this Agreement on the date first set forth above.

ATTEST/WITNESS:                K. Hovnanian North Jersey Acquisitions, L.L.C., a
                               limited liability company of the State of Delaware, Buyer

/s/Richard Meyers          By:  /s/ James Driscoll
                           Name:  James Driscoll
                           Title:     Area President

ATTEST/WITNESS:            Dewey Electronics Corporation, a corporation of the
                           State of New York, Seller

/s/Carol F. Grofsik        By:  /s/ John H.D. Dewey
                           Name:  John H.D. Dewey
                           Title:   CEO